Exhibit 2.3
UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

IN RE Kaiser Aluminum Corporation, a Delaware corporation, et al.,	: : : :	Jointly Administered Case No. 02-10429 (JKF) Chapter 11
Debtors.	:
:
:
(Kaiser Aluminum Corporation)	:	(Case No. 02-10429 (JKF))
(Kaiser Aluminum & Chemical Corporation)	:	(Case No. 02-10430 (JKF))
(Akron Holding Corporation)	:	(Case No. 02-10431 (JKF))
(Kaiser Aluminum & Chemical Investment, Inc.)	:	(Case No. 02-10433 (JKF))
(Kaiser Aluminium International, Inc.)	:	(Case No. 02-10434 (JKF))
(Kaiser Aluminum Properties, Inc.)	:	(Case No. 02-10435 (JKF))
(Kaiser Aluminum Technical Services, Inc.)	:	(Case No. 02-10436 (JKF))
(Kaiser Bellwood Corporation)	:	(Case No. 02-10437 (JKF))
(Kaiser Micromill Holdings, LLC)	:	(Case No. 02-10439 (JKF))
(Kaiser Texas Micromill Holdings, LLC)	:	(Case No. 02-10440 (JKF))
(Kaiser Sierra Micromills, LLC)	:	(Case No. 02-10441 (JKF))
(Kaiser Texas Sierra Micromills, LLC)	:	(Case No. 02-10442 (JKF))
(Oxnard Forge Die Company, Inc.)	:	(Case No. 02-10443 (JKF))
(Alwis Leasing LLC)	:	(Case No. 02-10818 (JKF))
(Kaiser Center, Inc.)	:	(Case No. 02-10819 (JKF))
(KAE Trading, Inc.)	:	(Case No. 03-10145 (JKF))
(Kaiser Aluminum & Chemical Investment Limited (Canada))	: :	(Case No. 03-10146 (JKF))
(Kaiser Aluminum & Chemical Of Canada Limited (Canada))	: :	(Case No. 03-10147 (JKF))
(Kaiser Bauxite Company)	:	(Case No. 03-10148 (JKF))
(Kaiser Center Properties)	:	(Case No. 03-10149 (JKF))
(Kaiser Export Company)	:	(Case No. 03-10150 (JKF))
(Texada Mines Ltd. (Canada))	:	(Case No. 03-10152 (JKF))
MODIFICATION TO THE SECOND AMENDED JOINT PLAN OF
REORGANIZATION OF KAISER ALUMINUM CORPORATION, KAISER ALUMINUM
& CHEMICAL CORPORATION AND CERTAIN OF THEIR DEBTOR AFFILIATES

Gregory M. Gordon (TX 08435300)	Daniel J. DeFranceschi (DE 2732)
Henry L. Gompf (TX 08116400)	RICHARDS, LAYTON & FINGER, P.A.
Troy B. Lewis (TX 12308650)	One Rodney Square
Daniel P. Winikka (TX 00794873)	Wilmington, Delaware 19899
JONES DAY	Telephone: (302) 651-7700
2727 North Harwood	Facsimile: (302) 651-7701
Dallas, Texas 75201
Telephone: (214) 220-3939	ATTORNEYS FOR DEBTORS AND
Facsimile: (214) 969-5100	DEBTORS IN POSSESSION
Dated: November 22, 2005

          Subject to approval by the Bankruptcy Court and pursuant to this Modification to the Second Amended Joint Plan of Reorganization of Kaiser Aluminum Corporation, Kaiser Aluminum & Chemical Corporation and Certain of Their Debtor Affiliates, the Debtors effect the following changes to the Second Amended Joint Plan of Reorganization of Kaiser Aluminum Corporation, Kaiser Aluminum & Chemical Corporation and Certain of Their Debtor Affiliates (the “Plan”):
Modifications to the Plan
          Section 1.1(75) of the Plan is hereby amended in its entirety to read as follows:
          “‘Debtors’ means KAC, KACC, Akron Holding Corporation, Kaiser Aluminum & Chemical Investment, Inc., Kaiser Aluminium International, Inc., Kaiser Aluminum Properties, Inc., Kaiser Aluminum Technical Services, Inc., Kaiser Bellwood Corporation, Kaiser Micromills Holdings, LLC, Kaiser Texas Micromill Holdings, LLC, Kaiser Sierra Micromills, LLC, Kaiser Texas Sierra Micromills, LLC, Oxnard Forge Die Company, Inc., Alwis Leasing, LLC, Kaiser Center, Inc., KAE Trading, Inc., Kaiser Aluminum & Chemical Investment Limited (Canada), Kaiser Aluminum & Chemical of Canada Limited (Canada), Kaiser Center Properties, Kaiser Export Company, Texada Mines Ltd. (Canada) and KBC.”
          Section 1.1(138) of the Plan is hereby amended in its entirety to read as follows:
          “‘Other Debtor’ means an Alumina Subsidiary Debtor.”
          Section 1.1(195) of the Plan is hereby amended in its entirety to read as follows:
          “‘Substantively Consolidated Debtors’ means all of the Debtors other than any Canadian Debtor and KBC.”
          Section 2.9.b of the Plan is hereby amended in its entirety to read as follows:
          “Subclass 9B: Other Unsecured Claims (including the Senior Note Claims, the 6-1/2% RPC Revenue Bond Claims, the 7-3/4% SWD Revenue Bond Claims, the 7.60% SWD Revenue Bond Claims, the unsecured portion of any Claims, which, if such Claims were fully secured, would have been classified in Class 3 and as to which the applicable Debtor will have elected Option A treatment under Section 3.2.b, Tort Claims, unsecured PBGC Claims against the Substantively Consolidated Debtors and KBC, Unsecured Claims of Sherwin Alumina, L.P. against KBC and the KFC Claim).”
     Section 2.16 of the Plan is hereby amended in its entirety to read as follows:
          “Allowed Amount of Certain Claims: The following table indicates for each category of Claims listed the aggregate allowed amount of such Claims for purposes of the Plan.

Aggregate
Claim	Allowed Amount
a. Claims Against KACC and the Debtor Guarantors:

9-7/8% Senior Note Claims	$181,168,828.96
10-7/8% Senior Note Claims (Series B)	181,185,156.27
10-7/8% Senior Note Claims (Series D)	51,767,187.50
Senior Subordinated Note Claims	427,200,000.00

b. Claims Against KACC:

6-1/2% RPC Revenue Bond Claims	$12,760,461.11
7-3/4% SWD Revenue Bond Claims	20,051,666.67

Aggregate
Claim	Allowed Amount
7.60% SWD Revenue Bond Claims	18,045,788.89
KFC Claim	1,106,000,000.00

c. PBGC Claims Against Each Debtor:

PBGC Claims	$616,000,000.00

d. Sherwin Claim Against KBC:

Unsecured Claim of Sherwin Alumina, L.P. against KBC	$42,125,000.00”
          Section 9.1 of the Plan is hereby amended in its entirety to read as follows:
          “Substantive Consolidation
          In connection with Confirmation, the Debtors will seek Bankruptcy Court approval of the substantive consolidation of the Substantively Consolidated Debtors for the purpose of implementing the Plan, including for purposes of voting, Confirmation and distributions to be made under the Plan. Pursuant to the relevant order of the Bankruptcy Court: (a) all assets and liabilities of the Substantively Consolidated Debtors will be deemed merged; (b) all guarantees by, or co-obligations of, one Substantively Consolidated Debtor in respect of the obligations of any other Substantively Consolidated Debtor will be deemed eliminated so that any Claim against any Substantively Consolidated Debtor and any guarantee by, or co-obligation of, any other Substantively Consolidated Debtor and any joint or several liability of any of the Substantively Consolidated Debtors will be deemed to be one obligation of the consolidated Substantively Consolidated Debtors; and (c) each and every Claim Filed or to be Filed in the Reorganization Case of any of the Substantively Consolidated Debtors will be deemed Filed against the consolidated Substantively Consolidated Debtors and will be deemed one Claim against and a single obligation of the consolidated Substantively Consolidated Debtors. Such substantive consolidation (other than for the purpose of implementing the Plan) will not affect the legal and corporate structures of the Substantively Consolidated Debtors, nor will such substantive consolidation affect or be deemed to affect any Intercompany Claim in any manner contrary to the Intercompany Claims Settlement, nor will such substantive consolidation be deemed to affect any Other Debtor or Claims against any Other Debtor. In addition, in connection with Confirmation, the Debtors will seek Bankruptcy Court approval of the substantive consolidation of KBC with the Substantively Consolidated Debtors solely in order to treat any Unsecured Claims against KBC, including the PBGC Claim and the Unsecured Claim of Sherwin Alumina, L.P. allowed as set forth in Section 2.16, as Claims in Subclass 9B for purposes of distributions to be made under the Plan.”
          The first sentence of Section 9.2 of the Plan is hereby amended to read as follows:
          “The Plan will serve as a motion seeking entry of an order substantively consolidating the Substantively Consolidated Debtors and KBC, as described, and to the limited extent set forth in, Section 9.1.”
          Exhibit 4.2 to the Plan is hereby amended in its entirety to read as set forth on the attached Exhibit 4.2.

Dated: November 22, 2005	Respectfully submitted,

KAISER ALUMINUM CORPORATION

	By:	/s/ Edward F. Houff

Name: Edward F. Houff
Title: Chief Restructuring Officer

KAISER ALUMINUM & CHEMICAL
CORPORATION, on its own behalf and on behalf of
each direct or indirect subsidiary Debtor

By:	/s/ Edward F. Houff

Name: Edward F. Houff
Title: Chief Restructuring Officer
COUNSEL:

/s/ Daniel J. DeFranceschi

Daniel J. DeFranceschi (DE 2732)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

– and –

Gregory M. Gordon (TX 08435300)
Henry L. Gompf (TX 08116400)
Troy B. Lewis (TX 12308650)
Daniel P. Winikka (TX 00794873)
JONES DAY
2727 North Harwood Street
Dallas, Texas 75201
Telephone: (214) 220-3939
Facsimile: (214) 969-5100

ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION

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